SAM KAN & COMPANY
1151 Harbor Bay Pkwy., Suite 202
Alameda, CA 94502
Phone: 510.517.7874
Fax: 866.848.1224
http://www.skancpa.com

Sam Kan & Company
Certified Public Accountant

May 30, 2013
Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

OICco Acquisition I, Inc

FEI #: **27-0625383**
Ladies and Gentlemen:

We have read the statements by OICco Acquisition I, Inc. included under Item 4.01 of its Current Report on Form 8-K dated May 24, 2013 and we agree with such statements as they relate to our firm.

This is to confirm that the client-auditor relationship between **OICco Acquisition I, Inc**. (Commission File No. 0001469284) and Sam Kan & Company has ceased.

Very truly yours,

Sam Kan & Company